UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2020
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2945 Townsgate Road, Suite 110
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
(805) 418-5006
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 6, 2020, Arcutis Biotherapeutics, Inc. (the “Company”) closed its underwritten public offering (the “Public Offering”) of 4,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an offering price of $25.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-249124) (the “Registration Statement”). In addition, the Company granted the underwriters an option to purchase 600,000 additional shares of Common Stock at the offering price.
Concurrently with the Public Offering, on October 1, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain affiliates of OrbiMed Advisors, LLC (the “OrbiMed Affiliates”), pursuant to which the Company agreed to sell $35.0 million of Common Stock to the OrbiMed Affiliates at a purchase price of $25.00 per share, equal to the offering price per share in the Public Offering (the “Concurrent Private Placement”).
On October 1, 2020, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the OrbiMed Affiliates, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 123 calendar days after the closing of Concurrent Private Placement for purposes of registering for resale the shares sold in the Concurrent Private Placement and any securities directly or indirectly issued with respect to such shares by way of stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. The Company agreed to use reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable after the filing of such registration statement and within 175 days of the closing of the Concurrent Private Placement (or within 205 days if the SEC reviews the registration statement).
The Company has also agreed, among other things, to indemnify the purchasers, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), other than one legal counsel selected by OrbiMed Affiliates holding a majority of the shares to be registered on their behalf, and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.
The Concurrent Private Placement is exempt from registration pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The purchasers in the Concurrent Private Placement have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in connection with the Concurrent Private Placement.
The Public Offering and Concurrent Private Placement, which closed on October 6, 2020, generated net proceeds of approximately $128.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company received the full proceeds of the shares sold in connection with the Concurrent Private Placement and did not pay any underwriting discounts or commissions with respect to such shares.
The foregoing summaries of the Securities Purchase Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”).
Item 3.02    Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Report is incorporated by reference into this Item 3.02.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated October 1, 2020, by and among Arcutis Biotherapeutics, Inc. and the purchasers named therein.
10.2	Registration Rights Agreement, dated October 1, 2020, by and among Arcutis Biotherapeutics, Inc. and the purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: October 6, 2020	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer